            INTELLECTUAL PROPERTY RIGHTS FURTHER ASSURANCES AGREEMENT

     WHEREAS, eSpeed, Inc., a Delaware corporation, located at 135 East 57th Street, New York, NY 10022 ("eSpeed"), acting as an administrative agent in accordance with that certain Administrative Services Agreement between eSpeed and Cantor Fitzgerald, L.P., obtained on behalf of CO2e.com (as defined below) and currently holds legal title to the trademarks both common and registered, domain names and other property listed on Exhibit A annexed hereto;

     WHEREAS, CO2e.com, LLC, a Delaware Limited Liability Company, located at 135 East 57th Street, New York, NY 10022 ("CO2e.com") desires to acquire said legal title to all of the items listed on Exhibit A; and

     WHEREAS, eSpeed is prepared to transfer legal title to all of the items listed on Exhibit A to CO2e.com as soon as it is practicable for it to do so, and is hereby providing assurance to CO2e.com that it shall transfer said legal title.

     NOW THEREFORE:

     1. Upon request, but in any event as soon as is reasonably practicable, eSpeed agrees that it will execute or arrange for execution of such assignment document or documents as may be required, if any, from eSpeed and its predecessors (or predecessors in title) to enable CO2e.com to record the assignment to CO2e.com of the property listed on Exhibit A.

     2. CO2e.com agrees to pay or reimburse eSpeed for all administrative costs and necessary expenses and filing fees required in order to effectuate such transfer, and eSpeed is not seeking payment of any other fee by CO2e.com for the transfer from eSpeed to CO2e.com or for the use by CO2e.com of the property on Exhibit A prior to transfer.

     3. eSpeed and CO2e.com each acknowledges that MB Emission Trading, Inc. and Mitsui & Co. (U.S.A.), Inc. are intended third party beneficiaries of this agreement and that no modification or waiver of or to any provision of this agreement shall be valid unless eSpeed and CO2e.com shall have obtained the prior written consent of both MB Emission Trading, Inc. and Mitsui & Co. (U.S.A.), Inc., which consent shall not be unreasonably withheld.

     4. This agreement is made pursuant to and shall be governed and construed in accordance with the laws of the State of New York.

     IN TESTIMONY WHEREOF, the parties caused this Agreement to be executed by its duly authorized officers this 11th day of October 2002.

eSpeed, Inc.                           CO2e.com, LLC

/s/ Howard W. Lutnick                  /s/ Steve Drummond
---------------------------            -----------------------------------
Name:  Howard W. Lutnick               Name:  Steve Drummond
Title: President                       Title: CEO
Date:  October 11, 2002                Date:  October 11, 2002

                                    EXHIBIT A

TRADEMARK          APPLICATION/REG. NO.               LOCATION
---------          -------------------                --------
CO2E               849407                             AUSTRALIA

CO2E               76/088,002                         UNITED STATES

CO2E               001878834                          CTM*

CO2E                                                  JAPAN



DOMAIN NAMES

CO2E.BIZ


---------------
* CTM INCLUDES AUSTRIA, BENELUX, DENMARK, FINLAND, FRANCE, GERMANY, GREECE, IRELAND, ITALY, PORTUGAL, SPAIN, SWEDEN AND UNITED KINGDOM.